CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 033-59497, 333-08139, 333-117916, 333-126166, 333-164054, 333-189116, and 333-259095 on Forms S-8 of our reports dated March 8, 2022, relating to the financial statements and financial statement schedule of Nature’s Sunshine Products, Inc. and the effectiveness of Nature’s Sunshine Products, Inc.’s internal control over financial reporting appearing in this Annual Report on Form 10-K of Nature’s Sunshine Products, Inc. for the year ended December 31, 2021.

/s/ DELOITTE & TOUCHE LLP

Salt Lake City, Utah
March 8, 2022